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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
CIM Commercial Trust Corporation
Dallas, TX

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No. 2 to Registration Statement on Form S-11 of our reports dated March 16, 2017, relating to the consolidated financial statements and schedules and the effectiveness of internal control over financial reporting of CIM Commercial Trust Corporation, which appear in the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP

Los Angeles, CA
October 25, 2017

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM